Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of (i) our report dated May 5, 2011 relating to the balance sheets of Vanguard Energy Corporation as of March 31, 2011 and September 30, 2010 and the related statements of operations, stockholders' equity, and cash flows for the six-month period ended March 31, 2011 and the period July 19, 2010 (inception of development stage) through September 30, 2010 and (ii) our report dated May 5, 2011 relating to the statements of revenues and direct operating expenses of the Batson Dome Wells which were acquired from C.F.O., Inc. by Vanguard Energy Corporation for the period from July 1, 2009 to December 31, 2009 and the period from January 1, 2010 to December 15, 2010, all of which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ Briggs & Veselka Co.

Bellaire, Texas
June 27, 2011